Exhibit 99.1

Energy XXI Gulf Coast Announces Definitive Agreement to Be Acquired by an affiliate of Cox Oil for Approximately $322 Million, or $9.10 per fully diluted share conference call scheduled for 8:00 a.m. central today to discuss transaction

HOUSTON – June 18, 2018 – Energy XXI Gulf Coast, Inc. (“EGC” or the “Company”) (NASDAQ: EGC) today announced the signing of a definitive agreement with a Cox Oil affiliate (“Cox”), an independent, privately-held entity that owns and operates assets in the Gulf of Mexico, pursuant to which Cox will acquire all the outstanding shares of EGC common stock for $9.10 per fully diluted share in cash, for a total consideration of approximately $322 million. This represents a 21% premium to EGC’s closing share price on June 15, 2018.

EGC’s Board of Directors unanimously approved the proposed transaction with Cox after evaluating multiple transactions, including a proposal from Orinoco Natural Resources, LLC (“ONR”) and its affiliates to assume EGC’s non-core asset portfolio and related asset retirement obligations. EGC has ceased all negotiations with ONR and its affiliates regarding the non-binding term sheet announced on May 10, 2018.

Douglas E. Brooks, EGC’s Chief Executive Officer and President, commented, “We have sought to protect and maximize shareholder value and have searched for the best way to address EGC’s asset retirement obligations, liquidity challenges and need for financing to invest for future growth. We have determined that the best available course of action is a transaction that provides stockholders with a certain cash premium and less execution risk.” Mr. Brooks added, “We have been a proponent of consolidation in the Gulf of Mexico for some time. Cox currently operates approximately 35,000 barrels of oil equivalent per day and the combined entities will have production exceeding 61,000 barrels of oil equivalent per day.”

Brad E. Cox, Chairman of Cox, said, “We are pleased to have reached this agreement with EGC, which expands our presence in the Gulf of Mexico. The combined entities represent the continuation of our past practices to generate economies of scale through the consolidation of assets without wavering on our commitment to safe and responsible production in the Gulf of Mexico. In addition, Cox strives to preserve and protect the natural resources of the United States while balancing the need to reduce the abandonment liabilities. We look forward to working with EGC’s assets and team during the transition and into the future.”

The closing of the transaction is subject to customary conditions, including obtaining necessary approvals from EGC’s stockholders and regulatory authorities. There is no financing contingency to complete the transaction. The transaction is anticipated to close in the third quarter of 2018.

Conference Call

The Company will host a conference call to discuss this transaction this morning, Monday, June 18, 2018, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Interested parties may participate by dialing 1-866-524-3160. International parties may dial 1-412-317-6760. Participants should ask to be joined to the Energy XXI Gulf Coast call. This call will also be webcast on EGC’s website at www.energyxxi.com. A replay of the call will be archived and available on the website shortly after the live call.

Advisors

Intrepid Partners, LLC is serving as exclusive financial advisor to EGC and provided a fairness opinion to EGC’s Board of Directors in connection with the transaction. Sidley Austin LLP is serving as legal advisor to EGC in connection with the transaction. Houlihan Lokey, Inc. is serving as financial advisor to Cox, and Locke Lord LLP is serving as legal advisor to Cox.

About Energy XXI Gulf Coast, Inc.

Energy XXI Gulf Coast (EGC) is an exploration and production company headquartered in Houston, Texas that is engaged in the development, exploitation and acquisition of oil and natural gas properties in conventional assets in the U.S. Gulf Coast region, both offshore in the Gulf of Mexico and onshore in Louisiana and Texas. To learn more, visit EGC’s website at www.energyxxi.com.

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About Cox Oil

Cox Oil (Cox) is a privately-held entity that owns and operates assets in the Gulf of Mexico and was founded by fourth generation oilman, Brad E. Cox. Cox has grown through enhanced development of production and reserves in existing assets along with strategic acquisitions. Cox’s assets are located in both the OCS and the shallow waters off the coast of Louisiana. They currently operate more than 200 producing wells over 25 fields.  Cox is based in Dallas, Texas with operation staff in New Orleans, Louisiana. To learn more, visit Cox’s website at www.coxoperating.com.

Important Information For Investors And Stockholders

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed transaction between EGC and Cox will be submitted to the stockholders of EGC for their consideration. EGC will file a proxy statement with the Securities and Exchange Commission (the “SEC”). EGC also plans to file other relevant documents with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF EGC ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders will be able to obtain free copies of the proxy statement and other documents containing important information about EGC once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the EGC will be available free of charge on EGC’s website at www.energyxxi.com under the tab “Investors” or by contacting EGC’s investor relations administrator at ir@energyxxi.com.

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Participants in Solicitation

EGC, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of EGC in connection with the proposed transaction. Information about the directors and executive officers of EGC is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on March 21, 2018, its Definitive Proxy Statement, which was filed with the SEC on April 12, 2018 and subsequent statements of changes in beneficial ownership on file with the SEC. These documents can be obtained free of charge from the source listed above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the proposed transaction between EGC and Cox, including statements regarding the benefits of the transaction and the anticipated timing of the transaction. These statements, including those relating to the intent, beliefs, plans, or expectations of EGC are based upon current expectations and are subject to a number of risks, uncertainties, and assumptions that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed. It is not possible to predict or identify all such factors and the following list of factors should not be considered a complete statement of all potential risks and uncertainties, including, but not limited to: (i) the risk that the transaction may not be completed in the third quarter of 2018 or at all, which may adversely affect EGC’s business and the price of EGC’s stock; (ii) the failure to satisfy the conditions to the consummation of the transaction, including the adoption of the merger agreement by the EGC’s stockholders and the receipt of regulatory approvals; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) the effect of the announcement or pendency of the transaction on EGC’s business relationships, operating results, and business generally; (v) risks that the proposed transaction disrupts EGC’s current plans and operations; (vi) the possibility that competing offers or acquisition proposals for EGC will be made; (vii) risks regarding the failure to obtain the necessary financing to complete the proposed transaction; and (viii) other risks and uncertainties. These risks and uncertainties could cause actual results, to differ materially from those described in the forward-looking statements. For a more detailed discussion of risk factors, please see the risk factors discussed in EGC’s periodic reports filed with the SEC. While EGC makes these statements and projections in good faith, EGC assumes no obligation and expressly disclaims any duty to update the information contained herein except as required by law.

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Investor Relations Contacts for EGC
Al Petrie
Investor Relations Coordinator
713-351-3171
apetrie@energyxxi.com

Argelia Hernandez
Investor Relations Specialist
713-351-3175
ahernandez@energyxxi.com

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